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                                                             EXHIBIT 5(a)








                                  December 6, 1994



General Motors Corporation
767 Fifth Avenue
New York, New York  10153-0075

Gentlemen:


         As Attorney, Legal Staff of General Motors Corporation, I am familiar with the Registration Statement, dated December 6, 1994, being filed by GM with the Securities and Exchange Commission, relating to (1) interests in The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (the "Plan") and (2) 15,000,000 shares of General Motors $1-2/3 par value common stock to be registered for the Plan.

         It is my opinion that the interests in the Plan and the $1-2/3 par value common stock to be registered, when sold hereafter in accordance with the provisions of said Plan, in accordance with Delaware law will be validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as Exhibit 5(a) of the abovementioned Registration Statement.


                                            Very truly yours,




                                            s/Martin I. Darvick
                                              Martin I. Darvick
                                            Attorney, Legal Staff

















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